EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the Nasdaq National Market System.

Date	Type	Price	Shares
05/27/2008	Purchase	$12.95	100
05/27/2008	Purchase	13.00	1000
05/27/2008	Purchase	13.05	1000
05/28/2008	Purchase	12.75	25000
05/29/2008	Purchase	12.66	55
05/29/2008	Purchase	12.70	50
05/29/2008	Purchase	12.75	7000
05/30/2008	Purchase	12.67	300
05/30/2008	Purchase	12.69	810
05/30/2008	Purchase	12.70	10961
06/02/2008	Purchase	12.68	150
06/02/2008	Purchase	12.685	50
06/02/2008	Purchase	12.70	2321
06/03/2008	Purchase	12.80	657
06/03/2008	Purchase	12.81	1210
06/03/2008	Purchase	12.82	1580
06/03/2008	Purchase	12.83	703
06/03/2008	Purchase	12.845	100
06/03/2008	Purchase	12.85	750
06/03/2008	Purchase	12.90	200
06/04/2008	Purchase	12.55	100
06/04/2008	Purchase	12.57	350
06/04/2008	Purchase	12.58	66
06/04/2008	Purchase	12.59	450
06/04/2008	Purchase	12.595	100
06/04/2008	Purchase	12.60	1150
06/04/2008	Purchase	12.69	200
06/04/2008	Purchase	12.695	100
06/04/2008	Purchase	12.70	380
06/06/2008	Purchase	12.85	66
06/06/2008	Purchase	12.90	199
06/06/2008	Purchase	12.91	92
06/06/2008	Purchase	12.92	250
06/06/2008	Purchase	12.93	650
06/06/2008	Purchase	12.935	350
06/06/2008	Purchase	12.94	400
06/06/2008	Purchase	12.95	8230
06/06/2008	Purchase	12.96	788

Date	Type	Price	Shares
06/06/2008	Purchase	$12.97	150
06/06/2008	Purchase	12.99	50
06/06/2008	Purchase	13.00	2398